UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 27, 2012

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Restricted Stock Units

In 2011, the Board of Directors (the “Board”) of GigOptix, Inc. (the “Company”), upon the recommendation of the Compensation Committee after discussions with a compensation consultant regarding accepted practices in the industry in which the Company is a part, set potential annual bonuses to which the officers and employees of the Company could be eligible to receive after review by the Board. After the end of the 2011 fiscal year, the Board, upon the recommendation of the Compensation Committee, has decided to exercise its discretion as permitted, and decided not to pay a cash bonus for 2011. On March 27, 2012, the Board has decided to issue restricted stock units under its 2008 Equity Incentive Plan (the “EIP”) to the officers and employees of the Company for services to be provided over the next 12 months, with such restricted stock units to vest during the months of May, August and November 2012, and March 2013, and for the Company to withhold shares of stock subject to the restricted stock units at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with such vesting. The awards include grants to the following executives in the following amounts:

•	Dr. Avi Katz – 158,967 restricted stock units

•	Curt Sacks – 39,457 restricted stock units

•	Andrea Betti-Berutto – 39,457 restricted stock units

•	Julie Tipton – 19,728 restricted stock units

The Company has adopted a form of Restricted Stock Unit Notice of Grant and Agreement it will use for the grants of restricted stock units which were approved on March 27, 2012. The above summary of the terms of these restricted stock units is qualified in its entirety by reference to the new form of Restricted Stock Unit Notice of Grant and Agreement, which is attached hereto as Exhibit 10.1.

Employee Stock Option Awards

On March 27, 2012, as it has in the first quarter of each of the last three years, the Board approved a recommendation by the Compensation Committee (made after discussions with a compensation consultant regarding accepted practices in the industry in which the Company is a part) to award stock options to officers and employees of the Company. The awards included grants of incentive stock options (to the extent so qualified by law and otherwise, non-qualified stock options), to the following executives in the following amounts and with the vesting schedule stated below:

•	Dr. Avi Katz – 537,500 stock options

•	Curt Sacks – 201,563 stock options

•	Andrea Betti-Berutto – 201,563 stock options

•	Julie Tipton – 91,375 stock options

Consistent with past practice for the annual grant of stock options, each of the stock options issued to the executive officers of the Company have the following vesting schedule: 25% of the total number of shares of each stock option shall vest and become exercisable on March 27, 2013 and on each monthly anniversary thereafter (for 36 months) beginning with April 27, 2013, 1/48th of the total number of shares of each of such stock options shall vest and become exercisable.

All of the stock options have an exercise price of $2.70 per share, which is the price per share at which the Company’s common stock closed on March 27, 2012.

Executive Officer Employment Agreements

Under the terms of the EIP, unless an award issued pursuant to the EIP provides otherwise, in the event of a change of control transaction, if awards are not assumed by the acquiror or survivor in connection with the change of control transaction or there is otherwise not a substitution of new awards for existing awards, the exercisability of the awards shall accelerate if the awards require exercise and the delivery of shares shall accelerate for such awards that are of stock units, such as restricted stock units, and the award will terminate upon consummation of the change of control transaction. However, in the event that there is an assumption or substitution of new awards by an acquiror or survivor, then there is no provision for acceleration of the exercisability or deliver of shares in the EIP, and instead, such provision is provided contractually. Each of the executive officers of the Company are parties to agreements providing for such acceleration. However, the Board on March 27, 2012, upon the recommendation of the Compensation Committee, has authorized the Company to enter, and the Company has entered, into agreements with the executive officers to clarify the events for which each will receive acceleration and the amounts of acceleration which they will receive. Dr. Katz and Messrs. Sacks and Betti-Berutto will each have 100% of their unvested awards under the EIP vest in the event of a change of control transaction, regardless whether their employment terminates. In addition, in the event that any of their employment with the Company is terminated without “cause” or any of them resigns for “good reason” (as those terms are defined in their respective Employment Agreements), then 100% of their awards under the EIP will vest. Furthermore, Ms. Tipton has on March 27, 2012, entered into an Amendment of Awards, which is attached hereto as Exhibit 10.2, which provides that in the event that Ms. Tipton’s employment with the Company is terminated without “cause” or she resigns for “good reason” (as those terms are defined in the Amendment of Awards) within twelve months following a change of control, then 100% of her awards under the EIP will vest. The foregoing description of the Amendment of Award for Ms. Tipton does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2.

In addition, on March 27, 2012 the Board, upon recommendation of the Compensation Committee, has approved amendments to the Employment Agreements of Dr. Katz and Messrs. Sacks and Betti-Berutto to clarify the severance which each of them is entitled to receive in the event that any of their employment with the Company is terminated without “cause” or any of them resigns for “good reason” (as those terms are defined in their respective Employment Agreements). Messrs. Sacks and Betti-Berutto would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period, in an amount of up to six months of their respective annual base salary then in effect and a lump sum payment equal to six months of their respective annual base salary following the initial six month period. In the event that such termination occurs within twelve months following a Change of Control (as such term is defined in their respective Employment Agreements), then Messrs. Sacks and Betti-Berutto will be entitled to a pro-rated annual bonus plus lump sum severance amount equal to one year worth of their respective annual base salary plus average annual bonuses. Dr. Katz would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period, in an amount of up to six months of his respective annual base salary then in effect and a lump sum payment equal to thirty months of his annual base salary following the initial six month period. In the event that such termination occurs within twelve months following a Change of Control (as such term is defined in his Employment Agreements), then Dr. Katz will be entitled to a pro-rated annual bonus plus lump sum severance amount equal to three years worth of his annual base salary plus average annual bonuses. Existing restrictions on competition and solicitation customers and employees of the Company as conditions to receipt of severance have not been amended.

Furthermore, on March 27, 2012, the Board, upon the recommendation of the Compensation Committee after discussions with a compensation consultant regarding accepted practices in the industry in which the Company is a part, has approved adjustments to the base salaries of Dr. Katz, to $409,500, Messrs. Sacks and Betti-Berutto, to $254,100 each, and Ms. Tipton, to $249,260, and the amendments to each of their respective Employment Agreements reflect those adjustments. Additionally, the amendments to the Employment Agreements to each of Dr. Katz, Messrs. Sacks and Betti-Berutto, and Ms. Tipton approved by the Board and entered into by the parties on March 27, 2012, contain revisions intended to conform to regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended.

Other than as described above, the material terms of the Employment Agreements of each of Dr. Katz, Messrs. Sacks and Betti-Berutto, and Ms. Tipton as previously disclosed by the Company have not been revised. Copies of these Employment Agreements are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6 and are incorporated herein by reference. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.3, 10.4, 10.5 and 10.6.

Director Compensation

On March 27, the Board approved a recommendation by the Compensation Committee for the Company to enter, and the Company has entered, into agreements with each of the directors (other than Dr. Katz) which provides that these directors will each have 100% of their unvested awards under the EIP vest in the event of a change of control transaction. A copy of the form of Award of Amendments entered into by each of the directors (other than Dr. Katz) is attached hereto as Exhibit 10.7. The foregoing description of the Amendment of Award for the directors does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2.

In addition, on March 27, 2012, the Board approved a recommendation by the Company to provide the following compensation for 2012 for the directors of the Company (other than Dr. Katz): each director shall receive a $12,000 cash payment, except that Neil Miotto as chair of the Audit Committee shall receive a $36,000 cash payment, with all cash payments to be paid one-fourth on a quarterly basis; each director shall receive an award of 18,750 restricted stock units, with each of the chairs of the committees (Mr. Miotto, and Frank Schneider as chair of the Compensation Committee) to receive an award of an additional 3,750 restricted stock units for a total of 22,500 restricted stock units; and each director shall receive an award of 25,000 non-qualified stock options to purchase shares of the Company’s common stock, with each of the chairs of the committees of the Board to each receive an additional 5,000 stock options for a total of 30,000 non-qualified stock options.

The restricted stock units awarded to the directors (other than Dr. Katz) shall vest during the months of May, August and November 2012, and March 2013.

Each of the options issued to the directors of the Company (other than Dr. Katz) under the EIP are non-qualified stock options and have the following vesting schedule: 25% of the total number of shares of each stock option shall vest and become exercisable on March 27, 2012 and on each monthly anniversary thereafter (for 36 months) beginning with April 27, 2013, 1/48th of the total number of shares of each of such stock options shall vest and become exercisable.

All of the stock options issued to the directors of the Company (other than Dr. Katz) have an exercise price of $2.70 per share, which is the price per share at which the Company’s common stock closed on March 27, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Restricted Stock Unit Notice of Grant and Agreement.

Exhibit 10.2	Amendment of Award for Ms. Tipton, dated as of March 27, 2012.

Exhibit 10.3	Amended and Restated Employment Agreement by and between the Company and Dr. Katz, dated as of March 27, 2012.

Exhibit 10.4	Amended and Restated Employment Agreement by and between the Company and Mr. Sacks, dated as of March 27, 2012.

Exhibit 10.5	Amended and Restated Employment Agreement by and between the Company and Mr. Betti-Berutto, dated as of March 27, 2012.

Exhibit 10.6	Amended and Restated Employment Agreement by and between the Company and Ms. Tipton, dated as of March 27, 2012.

Exhibit 10.7	Form of Amendment of Award for Directors, dated as of March 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: March 28, 2012

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Restricted Stock Unit Notice of Grant and Agreement.

Exhibit 10.2	Amendment of Award for Ms. Tipton, dated as of March 27, 2012.

Exhibit 10.3	Amended and Restated Employment Agreement by and between the Company and Dr. Katz, dated as of March 27, 2012.

Exhibit 10.4	Amended and Restated Employment Agreement by and between the Company and Mr. Sacks, dated as of March 27, 2012.

Exhibit 10.5	Amended and Restated Employment Agreement by and between the Company and Mr. Betti-Berutto, dated as of March 27, 2012.

Exhibit 10.6	Amended and Restated Employment Agreement by and between the Company and Ms. Tipton, dated as of March 27, 2012.

Exhibit 10.7	Form of Amendment of Award for Directors, dated as of March 27, 2012.